Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys
VP and CFO
ScanSource, Inc.
(864) 286-4358

SCANSOURCE REPORTS FOURTH QUARTER AND YEAR END RESULTS

* Fourth quarter sales increase 6% to $554.0 million;

Fiscal year 2008 sales increase 9% to $2.18 billion

GREENVILLE, SC — August 21, 2008—ScanSource, Inc. (NASDAQ:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced complete financial results for its fourth quarter and fiscal year ended June 30, 2008.

QE 6/30/08 capsule:

Net sales	$554.0 million
Net income	$14.5 million
Diluted EPS	$0.54 per share

“We were very pleased with our record results, especially after a challenging March quarter,” said Mike Baur, CEO, ScanSource, Inc. “In North America we achieved very good results in the AIDC/POS, ScanSource Communications and ScanSource Security sales units. Our International segment also delivered good results after resolving a key vendor issue from last quarter.”

For the quarter ended June 30, 2008, net sales increased 6% to $554.0 million compared to $524.3 million for the quarter ended June 30, 2007. Quarterly operating income increased 17% to

ScanSource Reports Fourth Quarter and Year End Results

$24.2 million from $20.7 million for the comparable quarter in 2007. The effective tax rate was 39% for the quarters ended June 30, 2008 and 2007, respectively. Net income increased 28% to $14.5 million for the quarter ended June 30, 2008 versus $11.3 million for the quarter ended June 30, 2007. Diluted earnings per share increased 26% to $0.54 per share compared to $0.43 in the prior year quarter.

For the year ended June 30, 2008, net sales increased 9% to $2.18 billion compared to $1.99 billion for the prior year. Fiscal year operating income increased 25% to $94.0 million from $75.3 million for the prior year ended June 30, 2007. The effective tax rate for the year was 38.3% compared to 37.8% for the prior year. Net income increased 31% to $55.6 million compared to $42.6 million the prior year. Diluted earnings per share increased 29% to $2.10 compared to $1.63 in the prior year.

The comparable prior year quarter and fiscal year-to-date periods were impacted by expenditures related to the Company’s Special Committee review of its stock option grant practices and related matters. There were no such expenses in the current quarter, and when adjusted to exclude legal and accounting costs of third party providers relating to this review for the comparable period, net income was $14.5 million for the quarter ended June 30, 2008 versus on a non-GAAP basis $12.5 million for the quarter ended June 30, 2007, an increase of 16%. Excluding such costs for the comparable fiscal year-end periods, non-GAAP net income was $56.3 million for the fiscal year ended June 30, 2008 versus $48.8 million for the same prior year period, an increase of 15%. Diluted earnings per share increased 13% to $0.54 per share for the quarter ended June 30, 2008 compared to a non-GAAP $0.48 per share in the prior year quarter. Compared on a fiscal year-over-year basis, non-GAAP diluted earnings per share increased 15% to $2.13 per share for the fiscal year ended June 30, 2008 versus $1.86 for the same period in the prior year. Supplemental schedules have been included to show this reconciliation for the quarter and fiscal year periods ended June 30, 2008 and 2007, respectively.

ScanSource Reports Fourth Quarter and Year End Results

Forecast for Next Quarter

The Company announced its revenue forecast for the first quarter of fiscal 2009. ScanSource expects net revenues for the September 2008 quarter could range from $530 million to $550 million.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company’s annual report on Form 10-K for the year ended June 30, 2007 filed with, and the Company’s annual report on Form 10-K for the year ended June 30, 2008 to be filed with, the Securities and Exchange Commission.

About ScanSource

ScanSource, Inc. {NASDAQ:SCSC} is a leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe.

ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the U.S. and ScanSource Communications in North America and Europe, provide voice, video and converged communications equipment; and ScanSource Security in North America offers electronic security solutions. Founded in 1992, the company ranks #901 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2008	June 30,
	(unaudited)	2007 *
Assets
Current Assets
Cash and cash equivalents	$15,224	$1,864
Trade & notes receivable, net	360,154	349,961
Other receivables	8,052	6,755
Inventories	280,077	272,012
Prepaid expenses and other assets	5,556	10,444
Deferred income taxes	11,428	12,102

Total current assets	680,491	653,138

Property and equipment, net	22,420	26,781
Goodwill	36,121	29,361
Other assets, including identifiable intangible assets	33,174	29,168

Total assets	$772,206	$738,448

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of long-term debt	$—	$200
Short-term borrowings	7,649	3,490
Trade accounts payable	265,284	256,883
Accrued expenses and other liabilities	38,922	39,610

Total current liabilities	311,855	300,183

Long-term debt	29,576	17,216
Borrowings under revolving credit facility	27,047	90,314
Other long-term liabilities	7,975	5,475

Total liabilities	376,453	413,188

Minority interest	—	516

Shareholders’ Equity
Common stock	96,097	83,653
Retained earnings	290,134	234,502
Accumulated other comprehensive income	9,522	6,589

Total shareholders’ equity	395,753	324,744

Total liabilities and shareholders’ equity	$772,206	$738,448

*Derived	from audited financial statements at June 30, 2007.

ScanSource Reports Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2008	2007	2008	2007

Net sales	$554,030	$524,286	$2,175,485	$1,986,927
Cost of goods sold	495,432	469,266	1,947,867	1,776,255

Gross profit	58,598	55,020	227,618	210,672

Selling, general and administrative expenses	34,415	34,325	133,653	135,339

Operating income	24,183	20,695	93,965	75,333

Other expense (income):
Interest expense	974	2,226	5,471	7,689
Interest income	(404)	(356)	(1,512)	(885)
Other expense (income)	(93)	275	(212)	(144)

Other expense, net	477	2,145	3,747	6,660

Income before income taxes and minority interest	23,706	18,550	90,218	68,673

Provision for income taxes	9,239	7,243	34,586	25,987

Income before minority interest	14,467	11,307	55,632	42,686

Minority interest in income of consolidated subsidiaries, net of income taxes	—	5	—	60

Net income	$14,467	$11,302	$55,632	$42,626

Per share data:
Net income per common share, basic	$0.55	$0.44	$2.13	$1.65

Weighted-average shares outstanding, basic	26,307	25,843	26,098	25,773

Net income per common share, assuming dilution	$0.54	$0.43	$2.10	$1.63

Weighted-average shares outstanding, assuming dilution	26,549	26,258	26,445	26,213

ScanSource Reports Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Quarter ended June 30, 2008			Quarter ended June 30, 2007
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$554,030	$—	$554,030	$524,286	$—	$524,286
Cost of goods sold	495,432	—	495,432	469,266	—	469,266

Gross profit	58,598	—	58,598	55,020	—	55,020

Selling, general and administrative expenses	34,415	—	34,415	34,325	(2,000)	32,325

Operating income	24,183	—	24,183	20,695	2,000	22,695
Other expense (income):
Interest expense	974	—	974	2,226	—	2,226
Interest income	(404)	—	(404)	(356)	—	(356)
Other expense	(93)	—	(93)	275	—	275

Other expense, net	477	—	477	2,145	—	2,145

Income before income taxes and minority interest	23,706	—	23,706	18,550	2,000	20,550
Provision for income taxes	9,239	—	9,239	7,243	760	8,003

Income before minority interest	14,467	—	14,467	11,307	1,240	12,547
Minority interest in income of consolidated subsidiaries, net of income taxes	—	—	—	5	—	5

Net income	$14,467	$—	$14,467	$11,302	$1,240	$12,542

Per share data:
Net income per common share, basic	$0.55	$—	$0.55	$0.44	$0.05	$0.49

Weighted-average shares outstanding, basic	26,307		26,307	25,843		25,843

Net income per common share, assuming dilution	$0.54	$—	$0.54	$0.43	$0.05	$0.48

Weighted-average shares outstanding, assuming dilution	26,549		26,549	26,258		26,258

To provide the reader more comparable information regarding the Company’s quarterly operating results, the above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee and related matters, in the quarterly periods indicated. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, these costs are charged to the Company’s corporate overhead and are not allocated to product lines.

ScanSource Reports Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Fiscal year ended June 30, 2008			Fiscal year ended June 30, 2007
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$2,175,485	$—	$2,175,485	$1,986,927	$—	$1,986,927
Cost of goods sold	1,947,867	—	1,947,867	1,776,255	—	1,776,255

Gross profit	227,618	—	227,618	210,672	—	210,672

Selling, general and administrative expenses	133,653	(1,011)	132,642	135,339	(9,900)	125,439

Operating income	93,965	1,011	94,976	75,333	9,900	85,233
Other expense (income):
Interest expense	5,471	—	5,471	7,689	—	7,689
Interest income	(1,512)	—	(1,512)	(885)	—	(885)
Other (income)	(212)	—	(212)	(144)	—	(144)

Other expense, net	3,747	—	3,747	6,660	—	6,660

Income before income taxes and minority interest	90,218	1,011	91,229	68,673	9,900	78,573
Provision for income taxes	34,586	385	34,971	25,987	3,762	29,749

Income before minority interest	55,632	626	56,258	42,686	6,138	48,824
Minority interest in income of consolidated subsidiaries, net of income taxes	—	—	—	60	—	60

Net income	$55,632	$626	$56,258	$42,626	$6,138	$48,764

Per share data:
Net income per common share, basic	$2.13	$0.03	$2.16	$1.65	$0.24	$1.89

Weighted-average shares outstanding, basic	26,098		26,098	25,773		25,773

Net income per common share, assuming dilution	$2.10	$0.03	$2.13	$1.63	$0.23	$1.86

Weighted-average shares outstanding, assuming dilution	26,445		26,445	26,213		26,213

To provide the reader more comparable information regarding the Company’s year-to-date operating results, the above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee and related matters, in the year-to-date periods indicated. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, these costs are charged to the Company’s corporate overhead and are not allocated to product lines.